UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 7, 2019, PDC Energy, Inc. (“PDC” or the “Company”) issued a press release confirming that Kimmeridge Active Investments, LLC, a Delaware limited liability company (“Kimmeridge Active”), and Kimmeridge Chelsea, LLC, a Delaware limited liability company (“Kimmeridge Chelsea,” and together with Kimmeridge Active, “Kimmeridge”), submitted to the Company a stockholder notice of intent to nominate three director candidates to stand for election to the Company’s Board of Directors at the Company’s 2019 annual meeting of stockholders.  In addition, Barton J. Brookman, the Company’s President and Chief Executive Officer, sent an e-mail to the Company’s employees notifying them of the press release. Copies of the press release and Mr. Brookman’s e-mail are attached as Exhibits 99.1 and 99.2, respectively, to this report and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of PDC Energy, Inc. Confirming Receipt of Director Nominations, dated as of March 7, 2019
99.2	Employee Communication of PDC Energy, Inc., dated as of March 7, 2019

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2019

PDC Energy, Inc.

	By:	/s/ Nicole L. Martinet
Nicole L. Martinet
General Counsel, Senior Vice President and Corporate Secretary

3